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                                                                    EXHIBIT 23.2



                         Independent Auditors' Consent
                         -----------------------------



The Board of Directors
AgriBioTech, Inc.:

We consent to the use of our report related to the consolidated financial statements of AgriBioTech, Inc. and the combined financial statements of Germain's Inc. and W-L Research, Inc. incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                         KPMG Peat Marwick LLP



Albuquerque, New Mexico
July 24, 1997